UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 29, 2015, Harit Talwar provided notice of his resignation as Executive Vice President and President – U.S. Cards of Discover Financial Services (the “Company”), effective May 8, 2015, and Julie A. Loeger was appointed Senior Vice President and Chief Marketing Officer, effective immediately. The press release announcing these changes is attached hereto as Exhibit 99.1.

(e) On April 29, 2015, the Compensation and Leadership Development Committee of the Board of Directors of the Company approved a special grant of restricted stock units valued at $4 million to R. Mark Graf, Executive Vice President and Chief Financial Officer, under the Company’s Amended and Restated 2014 Omnibus Incentive Plan. The grant is designed to promote retention. All of the terms and conditions of the restricted stock units are identical to the time-vested restricted stock units granted to certain employees under the Company’s long-term incentive program, except that (i) the restricted stock units vest in four (rather than in three) equal annual installments and (ii) shares issued within twelve (12) months prior to a voluntary termination that occurs before full vesting of the award are subject to a clawback. The form of award is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual shareholders meeting on April 29, 2015. At the annual meeting, the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Directors.

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN
Jeffrey S. Aronin	340,284,081	1,231,923	916,374
Mary K. Bush	332,778,376	8,774,398	879,228
Gregory C. Case	340,432,930	1,085,128	914,320
Candace H. Duncan	340,415,030	1,116,770	899,684
Cynthia A. Glassman	340,778,748	756,519	897,111
Richard H. Lenny	333,074,615	8,440,824	916,482
Thomas G. Maheras	340,783,952	732,849	915,577
Michael H. Moskow	340,292,501	1,244,949	894,928
David W. Nelms	328,471,085	11,104,691	2,856,602
Mark A. Thierer	340,418,294	1,093,276	920,808
Lawrence A. Weinbach	331,718,747	9,797,970	915,661

Proposal 2: Advisory vote to approve named executive officer compensation.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

328,261,763	12,398,055	1,772,560	40,004,030

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

374,704,350	6,646,972	1,085,086	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2015 Special Grant Form of Restricted Stock Unit Award Under Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan

99.1	Press Release of Discover Financial Services dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 30, 2015	By:	/s/ D. Christopher Greene
		Name:	D. Christopher Greene
		Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2015 Special Grant Form of Restricted Stock Unit Award Under Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan

99.1	Press Release of Discover Financial Services dated April 30, 2015